UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2014 (November 7, 2014)

NCI Building Systems, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14315 (Commission File Number)	76-0127701 (IRS Employer Identification No.)

10943 North Sam Houston Parkway West Houston, Texas (Address of principal executive offices)	77064 (Zip Code)

Registrant’s telephone number, including area code: (281) 897-7788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Interest Purchase Agreement

On November 7, 2014, NCI Group, Inc., a Nevada corporation (“NCI”) and a wholly owned subsidiary of NCI Building Systems, Inc. (the “Company”), and Steelbuilding.com, Inc., a Delaware corporation and direct wholly owned subsidiary of NCI Group, Inc. (together with NCI, “Buyers”), entered into an Interest Purchase Agreement (“Interest Purchase Agreement”) with SMST Management Corp., a Pennsylvania corporation, and Riverfront Capital Fund, a Pennsylvania limited partnership (each a “Seller” and collectively, “Sellers”), and CENTRIA, a Pennsylvania general partnership (“CENTRIA”), pursuant to which Buyers have agreed, subject to the terms and conditions set forth therein, to acquire all of the general partnership interests of CENTRIA, in exchange for $245,000,000 in cash (such acquisition, the “Acquisition”). CENTRIA is being sold on a cash-free, debt-free basis, and the purchase price is subject to adjustment based on CENTRIA’s working capital at closing.

Each of Buyers, Sellers and CENTRIA has made customary representations and warranties and has agreed to customary covenants in the Interest Purchase Agreement. The closing of the Acquisition, which is currently expected to occur during the first quarter of NCI’s fiscal year 2015, is subject to (i) the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and (ii) other customary conditions to closing.

The Interest Purchase Agreement is subject to termination by either Buyers or Sellers for various reasons, including the failure of the closing of the Acquisition to occur on or before June 7, 2015, or such later date as the parties may agree upon. The obligations of Buyers to consummate the Acquisition are not subject to the availability of financing.

The Interest Purchase Agreement provides that Buyers will be required to pay to Sellers a reverse termination fee of $17,850,000 upon termination under certain specified circumstances, including in the event of Sellers’ termination due to Buyers’ failure to consummate the Acquisition if all of the conditions to its obligations have been satisfied (other than conditions which are to be satisfied by actions taken at the closing).

Buyers and Sellers have agreed to indemnify each other for losses arising from breaches of the representations, warranties and covenants of the Interest Purchase Agreement and for certain other liabilities, subject to specified limitations. The Company has agreed to guarantee the performance of Buyers’ obligations under the Interest Purchase Agreement.

The foregoing description of the Acquisition and the Interest Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Interest Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Interest Purchase Agreement has been attached to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Buyers, Sellers, or CENTRIA. The Interest Purchase Agreement contains representations and warranties that Buyers, on the one hand, and the Sellers and CENTRIA, on the other hand, made to and solely for the benefit of each other as of specific dates. In particular, the assertions embodied in the representations and warranties contained in the Interest Purchase Agreement were made solely for purposes of the contract between the parties to the Interest Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contract or contained in confidential disclosure schedules. Some of those representations and warranties (i) may not be accurate or complete as of any specified date and are modified, qualified and created in important part by the underlying disclosure schedules, (ii) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or (iii) may have been used for the purpose of allocating risk between the parties to the Interest Purchase Agreement rather than establishing matters as facts. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information. Stockholders are not third-party beneficiaries under the Interest Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Buyers, Sellers or CENTRIA. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Interest Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

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Debt Commitment Letter

On November 7, 2014, the Company entered into a debt financing commitment letter (the “Commitment Letter”) with Credit Suisse AG, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., UBS AG, Stamford Branch, UBS Securities LLC, Royal Bank of Canada and RBC Capital Markets (together with one or more of their affiliates, the “Commitment Parties”). Pursuant to the Commitment Letter, certain of the Commitment Parties will act as the initial lenders, joint lead arrangers and joint bookrunners with respect to a $250.0 million (less the cash proceeds of certain unsecured debt financing that may be incurred or issued in connection with the consummation of the Acquisition) senior unsecured increasing rate loan facility (the “Bridge Facility”). Proceeds from the Bridge Facility and/or any alternative debt financing will be used, together with cash on hand and/or certain borrowings under the Loan and Security Agreement, as amended by the ABL Facility Amendment (in each case, as defined below), to finance the Acquisition, to repay, redeem, defease or otherwise discharge third party indebtedness of CENTRIA and to pay fees and expenses related to the foregoing.

The Bridge Facility will include certain representations and warranties, affirmative and negative covenants and events of default, as described in the Commitment Letter. The Commitment Parties’ obligations to provide the financing represented by the Bridge Facility are subject to the satisfaction of specified conditions, including the consummation of the Acquisition in accordance with the terms of the Interest Purchase Agreement, the accuracy of specified representations and the absence of a material adverse effect on CENTRIA, as described in the Commitment Letter.

The documentation governing the Bridge Facility has not been finalized, and accordingly the actual terms may differ from the description of such terms in the foregoing summary of the Commitment Letter. The foregoing summary of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the Commitment Letter, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment of the ABL Facility

Concurrently with the Buyers’ and the Company’s entry into the Interest Purchase Agreement, on November 7, 2014, the Company, Steelbuilding.com, Inc. (together with the Company, the “Guarantors”) and the Company’s subsidiaries NCI and Robertson-Ceco II Corporation (each a “Borrower” and collectively, the “Borrowers”) entered into Amendment No. 3 (the “ABL Facility Amendment”) to the Loan and Security Agreement (the “Loan and Security Agreement”) among the Borrowers, the Guarantors, Wells Fargo Capital Finance, LLC as administrative agent and co-collateral agent, Bank of America, N.A. as co-collateral agent and syndication agent and certain other lenders under the Loan and Security Agreement, in order to amend the Loan and Security Agreement to (i) permit the Acquisition, (ii) permit the entry by the Company into documentation with respect to the Bridge Facility and/or certain alternative debt financing and, in each case, the incurrence of debt with respect thereto, (iii) extend the maturity date, (iv) decrease the applicable margin with respect to borrowings thereunder and (v) make certain other amendments and modifications to provide greater operational and financial flexibility.

The foregoing summary of the ABL Facility Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the terms and conditions of the ABL Facility Amendment, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

The Commitment Parties and Wells Fargo Capital Finance, LLC have engaged in, and may in the future engage in, investment banking and other commercial dealings with the Company and its affiliates, including Credit Suisse, AG acting as agent under the Company’s existing term loan facility. They have received, or may in the future receive, customary fees and commissions in these transactions.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information relating to the Bridge Facility and the Loan and Security Agreement disclosures under Item 1.01 hereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Interest Purchase Agreement, dated as of November 7, 2014, by and among NCI Group, Inc., Steelbuilding.com, Inc., SMST Management Corp., Riverfront Capital Fund and CENTRIA

10.1	Commitment Letter, dated as of November 7, 2014, from Credit Suisse AG, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., UBS AG, Stamford Branch, UBS Securities LLC, Royal Bank of Canada and RBC Capital Markets

10.2	Amendment No. 3 to Loan and Security Agreement, dated as of November 7, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI BUILDING SYSTEMS, INC.

	BY:	/s/ Todd R. Moore
Todd R. Moore
Executive Vice President, Secretary and General Counsel
Date: November 12, 2014

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Exhibit Index

Exhibit Number	Description

2.1	Interest Purchase Agreement, dated as of November 7, 2014, by and among NCI Group, Inc., Steelbuilding.com, Inc., SMST Management Corp., Riverfront Capital Fund and CENTRIA

10.1	Commitment Letter, dated as of November 7, 2014, from Credit Suisse AG, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., UBS AG, Stamford Branch, UBS Securities LLC, Royal Bank of Canada and RBC Capital Markets

10.2	Amendment No. 3 to Loan and Security Agreement, dated as of November 7, 2014

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